Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191712 on Form S-8 of Power Solutions International, Inc. of our report dated June 28, 2018 appearing in this Annual Report on Form 11-K of Power Great Lakes, Inc. Employees 401(k) Profit Sharing Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 28, 2018